SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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Filed by a Party Other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12.

                  Modine Manufacturing Company
         -----------------------------------------------
         (Name of Registrant as Specified In Its Charter

                         Not Applicable
         -----------------------------------------------
          (Name of Person(s) Filing Proxy Statement if
                   other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

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     1)   Title of each class of securities to which transaction
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                         Not Applicable
           ----------------------------------------------------

     2)   Aggregate number of securities to which transaction
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                         Not Applicable
          ------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                         Not Applicable
          ------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

                         Not Applicable
          ------------------------------------------------------

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                         Not Applicable
          -------------------------------------------------------

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



























                                        notice

                                        of meeting

                                        and proxy

                                        statement



                                        annual meeting
                              2001
                                        of shareholders

                  -----------------------------------

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                 ------------------------------------

             Date:   Wednesday, July 18, 2001
             Time:   9:30 a.m.
            Place:   1500 DeKoven Ave.
                     Racine, WI  53403-2552
      Record Date:   May 29, 2001


     Matters to be voted on:

     1.   Election of three directors; and
     2. Any other matters properly brought before the shareholders at the meeting.



                              By order of the Board of Directors,


                                   D. R. ZAKOS
                              D. R. ZAKOS, Secretary

     June 8, 2001

                               Contents

                                                         Page
                                                         ----
               General Information About Voting            2
               Proposal No. 1: Election of Directors       3




                            PROXY STATEMENT

     Your vote at the annual meeting is important to us. Please vote your shares of Common Stock by calling a toll-free telephone number or by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by the Company's management for the Board of Directors. This proxy statement was first mailed to shareholders on June 8, 2001.

PROXY STATEMENT

Annual Shareholders' Meeting of Modine Manufacturing Company--2001
------------------------------------------------------------------


GENERAL INFORMATION ABOUT VOTING

Who can vote?
------------

     You can vote your shares of common stock if our records show that you owned the shares on May 29, 2001. A total of 31,441,715 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The holders of common stock do not have cumulative voting rights. The enclosed proxy card shows the number of shares you can vote.

How do I vote?
-------------

     Shareholders of record can give a proxy to be voted at the meeting by calling a toll-free telephone number or, if you prefer, you may mail in the enclosed proxy card as you have in the past. Shareholders who hold their shares in "street name" will continue to vote their shares in the manner required by their brokers.

     The telephone voting procedure has been set up for your convenience and has been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly.

     The enclosed proxy card contains instructions for telephone and mail voting. Whichever method you use, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the Board of Directors.

What if other matters come up at the annual meeting?
---------------------------------------------------

     The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?
-------------------------------------------------

     You can revoke your proxy card by:

     -    Submitting a new proxy card;
     - Giving written notice before the meeting to the Secretary of the Company, stating that you are revoking your proxy card; or
     -    Attending the meeting and voting your shares in person.

     If you decide to vote your shares in person, you should first revoke your prior proxy card in the same way you initially submitted it - that is, by telephone or mail.

Can I vote in person at the annual meeting?
------------------------------------------

     Although we encourage you to complete and return the proxy card or vote by phone to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?
---------------------------------------------------

     If your shares are held in the name of your broker, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?
---------------------

     We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either appear by proxy or attend the meeting. If you appear by proxy, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

     If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who will count the vote?
-----------------------

     Wells Fargo Bank Minnesota, NA, Shareowner Services, an independent tabulator, will count the vote under the supervision of Inspectors of Election appointed by the Board.

Who pays for this proxy solicitation?
------------------------------------

     We do. In addition to sending you these materials, some of our employees may contact you by telephone, mail, or in person. None of these employees will receive any extra compensation for doing this.


1.  ELECTION OF DIRECTORS

     The Board of Directors currently consists of nine members.

     This year the terms of Donald R. Johnson, Gary L. Neale and
Richard J. Doyle expire at the 2001 Annual Meeting of Shareholders. Messrs. Johnson, Neale and Doyle have been nominated for a new three-year term expiring at the Annual Meeting in 2004.

     While it is not anticipated that any of the nominees will be unable to take office, if such is the case, proxies will be voted in favor of such other person or persons as the Board of Directors may propose to fill the three directorships. In accordance with the Restated By-Laws, a director shall hold office until the Annual Meeting for the year in which his or her term expires and until his or her successor shall be elected and qualify; subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Vacancies may be filled by the remaining directors.

     The nominees for the Board of Directors, the directors whose terms will continue, their ages, other directorships, and their tenure and expiration dates of their terms are set forth as follows:


Nominees to be Elected
----------------------


     DONALD R. JOHNSON                       Director since 1997

     Mr. Johnson, 59, is President and Chief Executive Officer of the Company. He is also a director of Grede Foundries, Inc. and the M&I Marshall & Ilsley Bank. Current term to expire in 2001.


     GARY L. NEALE                           Director since 1977

     Mr. Neale, 61, is Chairman, President, Chief Executive Officer, and a director of NiSource, Inc., Hammond, Indiana, a holding company for gas and electric utilities and other energy-related subsidiaries. He is also a director of Chicago Bridge & Iron. Current term to expire in 2001.


     RICHARD J. DOYLE                        Director since 1987

     Mr. Doyle, 68, is retired. Prior to April 30, 1998, he was Chief Executive Officer and a director of three private electrical contracting corporations. Prior to January 1, 1989, Mr. Doyle was a Vice President of Borg-Warner Corporation, Chicago, Illinois, a diversified manufacturing and services company, and President and Chief Executive Officer of Borg-Warner Automotive, Inc., Troy, Michigan, a subsidiary of Borg-Warner Corporation. Current term to expire in 2001.


Directors Continuing in Service
-------------------------------


     FRANK W. JONES                          Director since 1982

     Mr. Jones, 61, is an independent management consultant, Tucson, Arizona. He is also a director of Star Cutter Co., Gardner
     Publications, Inc., and General Tool Co. Current term to expire in 2003.

     DENNIS J. KUESTER                       Director since 1993

     Mr. Kuester, 59, is President of Marshall & Ilsley Corporation and of M&I Marshall & Ilsley Bank, and Chairman of M&I Data Services, Inc., a Milwaukee, Wisconsin, bank holding company, bank, and banking services company, respectively. He is also a director of M&I Data Services, Inc., M&I Marshall & Ilsley Bank, Marshall & Ilsley Corporation, Super Steel Products Corp., TYME Corporation, and Krueger International. Current term to expire in 2003.


     MICHAEL T. YONKER                       Director since 1993

     Mr. Yonker, 58, is retired. Prior to June 15, 1998, he was President and Chief Executive Officer of Portec, Inc., Lake Forest, Illinois, a manufacturer of material handling equipment. He is also a director of Woodward Governor Company. Current term to expire in 2003.


     FRANK P. INCROPERA                      Director since 1999

     Dr. Incropera, 61, is the McCloskey Dean of the University of Notre Dame's College of Engineering, South Bend, Indiana, and has served in that position since 1998. Prior to that, he served as the Head of the School of Mechanical Engineering at Purdue University, West Lafayette, Indiana. Current term to expire in 2002.



     VINCENT L. MARTIN                       Director since 1992

     Mr. Martin, 61, is Chairman, Chief Executive Officer (through
     June 30, 1999), and a director of Jason Incorporated, a diversified manufacturing company based in Milwaukee, Wisconsin. He is also a director of Crane Manufacturing & Service. Current term to expire in 2002.


     MARSHA C. WILLIAMS                      Director since 1999

     Ms. Williams, 50, is Chief Administrative Officer of Crate & Barrel, a privately held retailer of home furnishings and accessories headquartered in Northbrook, Illinois. Previously, Ms. Williams had been Vice President and Treasurer of Amoco Corporation and Carson Pirie Scott & Company, and Vice President of The First National Bank of Chicago. She is also a director of Chicago Bridge & Iron, Davis Funds and Selected Funds. Current term to expire in 2002.

     The Board of Directors recommends a vote FOR all of the director-nominees: Mr. Johnson, Mr. Neale, and Mr. Doyle.

PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE
OFFICERS

Principal Shareholders
----------------------

     The following table shows the number of shares of common stock beneficially owned by each person who we know beneficially owns more than 5% of the common stock.


  Title       Name and Address of           Amount and Nature of      Percent
of Class      Beneficial Ownership          Beneficial Ownership      of Class
--------   ----------------------------   --------------------------  --------

Common     Administrative Committee of    4,456,828**  Power to vote   15.09%
           Modine Contributory Employee                Plans' stock
           Stock Ownership & Investment                not voted by
           Plans, 1500 DeKoven Avenue,                 employees
           Racine, Wisconsin 53403-2552                owning it
           Members:  D. B. Spiewak,
           R. L. Hetrick and D. R.
           Zakos*

Common     Gabelli Funds, Inc. and        5,575,475*** Sole or shared  18.88%
               affiliates                              voting and/or
           One Corporate Center                        power to
           Rye, New York 10580-1434                    dispose of
                                                       stock

------------------------------------------------------------------------------
   * M&I Marshall and Ilsley Trust Company is trustee and holder of record of the Modine Contributory Employee Stock Ownership and Investment Plans, Employees' Retirement Trusts and 401(k) Retirement Plans stock, and is the escrow agent for participants' stock under the 1996 through 2000 Stock Award
          Plans. The Marshall & Ilsley Trust Company, as custodian, may be viewed as having voting or dispositive authority in certain situations pursuant to Department of Labor regulations or interpretations or federal case law. Pursuant to SEC Rule 13d-4, inclusion of such shares in this statement shall not be construed as an admission that the Reporting
          Person or its subsidiaries are, for purposes of Sections
          13(d) or 13(g) of the Act, the beneficial owners of such securities. D. J. Kuester is president of Marshall & Ilsley Corporation and of M&I Marshall & Ilsley Bank. M&I Marshall & Ilsley Corporation and its subsidiaries specifically disclaim beneficial ownership of stock held by these plans and trusts.

   **     As of March 31, 2001.

   ***    Based on a Schedule 13D dated June 27, 2000, by Gabelli
          Funds, Inc. and affiliates.

     We know of no other person or group that is a beneficial owner of five percent (5%) or more of the Company's common stock.

Securities Owned by Management
------------------------------

     The following table shows the number of shares of common stock beneficially owned as of March 31, 2001 by:

     -    each director;
     - each executive officer named in the Summary Compensation Table on page 12; and
     -    the directors and executive officers as a group.

       Title           Name of         Amount and Nature of    Percent
     of Class     Beneficial Owner     Beneficial Ownership    of Class
     --------    ------------------    --------------------    --------

     Common      R. J. Doyle*               53,000(a)              **

     Common      F. P. Incropera*           17,000(a)              **

     Common      F. W. Jones*               89,050(a)              **

     Common      D. J. Kuester*             54,000(b)              **

     Common      V. L. Martin*              54,200(c)              **

     Common      G. L. Neale*               66,322(a)              **

     Common      M. C. Williams*            22,000(a)              **

     Common      M. T. Yonker*              55,000(a)              **

     Common      D. R. Johnson             335,477(d)            1.14%

     Common      E. T. Thomas               64,153(d)              **

     Common      W. E. Pavlick             217,330(d)              **

     Common      D. B. Rayburn             182,245(d)              **

     Common      C. R. Katzfey              91,669(d)              **

     Common      All executive
                 officers and
                 directors as a
                 group (22 persons)      1,848,979(e)            6.26%

        * Non-employee directors have the right to acquire additional shares of common stock (not listed in the above table) through the exercise of options automatically granted upon re-election pursuant to the 2000 Stock Option Plan for Non-Employee Directors discussed on page 10.

       ** Denotes less than one percent of shares outstanding.

(a) The 53,000 shares listed for Mr. Doyle include options to acquire 46,000 shares; the 17,000 shares listed for Dr. Incropera include options to acquire 17,000 shares; the 89,050 shares listed for Mr. Jones include options to acquire 48,000 shares; the 66,322 shares listed for Mr. Neale include options to acquire 46,000 shares; the

     22,000 shares listed for Ms. Williams include options to acquire 22,000 shares and the 55,000 shares listed for Mr. Yonker include options to acquire 53,000 shares.

(b) The 54,000 shares listed for Mr. Kuester exclude shares held of record by M&I Marshall & Ilsley Bank. See footnote to the Five Percent Stock Ownership table. This number includes options to acquire 53,000 shares.

(c) The 54,200 shares listed for Mr. Martin include options to acquire 52,000 shares and include 200 shares held in trusts for his children with Mr. Martin as trustee.

(d) The 335,477 shares listed for Mr. Johnson include 2,288 shares held by Mr. Johnson's wife, options to acquire 245,000 shares, 16,000 restricted shares awarded to Mr. Johnson and 5,595.5 units held in the form of Modine Common Stock Fund Units (Modine 401(k) Retirement Plan and Deferred Compensation Plan) (each Unit consisting of Modine common stock and a cash component); the 64,153 shares listed for Mr. Thomas include options to acquire 55,000 shares, 4,000 restricted shares awarded to Mr. Thomas, and 4,626.7 units held in the form of Modine Common Stock Fund Units (Modine 401(k) Retirement Plan and Deferred Compensation Plan) (each Unit consisting of Modine common stock and a cash component); the 217,330 shares listed for Mr.
     Pavlick include 3,271 shares held by Mr. Pavlick's wife, options to acquire 86,305 shares, 1,800 restricted shares awarded to Mr. Pavlick and 853.5 units held in the form of Modine Common Stock Fund Units (Modine 401(k) Retirement Plan and Deferred Compensation Plan) (each Unit consisting of Modine common stock and a cash component); the 182,245 shares listed for Mr. Rayburn include options to acquire 156,375 shares, 9,700 restricted shares awarded to Mr. Rayburn and 4,740.0 units held in the form of Modine Common Stock Fund Units (Modine 401(k) Retirement Plan and Deferred Compensation Plan) (each Unit consisting of Modine common stock and a cash component); and the 91,669 shares listed for Mr. Katzfey include options to acquire 63,605 shares, 3,700 restricted shares awarded to Mr. Katzfey and 1,241.3 units held in the form of Modine Common Stock Fund Units (Modine 401(k) Retirement Plan and Deferred Compensation Plan) (each Unit consisting of Modine common stock and a cash component).

     The awards granted pursuant to the 1996 through 1998 Stock Award Plans are subject to restrictions that lapse annually in fifths over a period commencing at the end of the second year from the date of grant. The awards granted pursuant to the 2000 Stock Award Plan are subject to restrictions that lapse annually in fifths over a period commencing at the end of the first year from the date of grant.

(e) This number includes 547,533 shares held by officers (other than the five named executive officers) as a group (9 persons) and includes options to acquire 353,825 shares; 4,400 shares awarded pursuant to the 1996 through 1998 Stock Award Plans are subject to restrictions that lapse annually in fifths over a period commencing at the end of the second year from the date of grant while the awards granted pursuant to the 2000 Stock Award Plan are subject to restrictions that lapse annually in fifths over a period commencing at the end of the first year from the date of grant; and 8,679.1 units held in the form of Modine Common Stock Fund Units (Modine 401(k) Retirement Plan and Deferred Compensation Plan) (each Unit consisting of Modine common stock and a cash component).

     Approximately forty percent (40%) of all outstanding shares are owned or controlled by or for directors, officers, employees, retired employees, and their families.


BOARD MEETINGS, COMMITTEES AND COMPENSATION

     The Board of Directors held eight regular meetings during the fiscal year. An additional seven meetings were held by standing Committees of the board. The following chart describes the function and membership of each committee and the number of times it met in 2000-2001:

     Audit Committee - 3 meetings

Function
--------

     -    recommends engagement of auditors;
     -    meets with independent auditors to:
          -    discuss plan and scope of audit;
          -    review results of audit;
     -    evaluates internal audit procedures and accounting controls;
     -    approves budget for non-audit services;
     -    reviews and approves audit and non-audit fees;
     - reviews proposed significant changes in accounting or financial reporting practices; and
     - reviews required periodic financial statements and regulatory reports and procedures.

Members
-------

     R. J. Doyle, Chair
     F. P. Incropera
     F. W. Jones
     V. L. Martin
     G. L. Neale
     M. C. Williams

     Officer Nomination and Compensation Committee - 2 meetings

Function
--------

     -    reviews candidates for positions as Company officers;
     -    makes recommendations to Board on candidates;
     -    makes recommendations to Board on compensation for officers;
     -    administers the 1985 Incentive Stock Plan; and
     -    administers the 1994 Incentive Compensation Plan.

Members
-------

     G. L. Neale, Chair
     R. J. Doyle
     D. J. Kuester
     V. L. Martin
     M. T. Yonker

     Pension Committee - 2 meetings

Function
--------

     -    provides oversight for pension trust investments.

Members
-------

     F. W. Jones, Chair
     F. P. Incropera
     D. J. Kuester
     M. C. Williams
     M. T. Yonker

     The Board of Directors does not have a committee that nominates directors since nomination and review of director candidates is a function of the full Board. In addition, shareholders who wish to nominate candidates for election to the Board may do so.

     All directors attended seventy-five percent or more of all Board meetings and meetings of Committees of which they were members during the fiscal year.

     Generally, if a shareholder intends to propose business or make a nomination for the election of directors at an annual meeting, or make a nomination for the election of directors at a special meeting of shareholders, the Company must receive written notice of such intention. The deadline for shareholder nominations for directors and proposals at the 2001 Annual Meeting of Shareholders was February 5, 2001.


Report of the Audit Committee
-----------------------------

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     The Audit Committee of the Board of Directors developed an updated charter for the Committee, which was approved by the full Board on June 30, 1999. The complete text of the new charter, which reflects standards set forth in new SEC regulations and Nasdaq Stock Exchange rules, is reproduced in the appendix to this proxy statement.

     As set forth in the charter, the Audit Committee's primary responsibilities fall into four broad categories:

     - the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal auditing program;

     - the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and report matters;

     - the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

     - the Committee annually reviews management's program to monitor compliance with the Company's Code of Conduct.

     The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met three times during fiscal 2000-2001.

     In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     With respect to the Company's outside auditors, the Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

     On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, for filing with the Securities and Exchange Commission.


     R. J. Doyle, Chair                 V. L. Martin
     F. P. Incropera                    G. L. Neale
     F. W. Jones                        M. C. Williams

Audit and Related Fees
----------------------

     Audit Fees.  Fees from PricewaterhouseCoopers LLP for the fiscal
     ----------
year 2001 audit and the reviews of Forms 10-Q were $421,528 of which an aggregate amount of $291,752 has been billed through March 31, 2001.

     Financial Information Systems Design and Implementation Fees.
     ------------------------------------------------------------
There were no fees billed by PricewaterhouseCoopers LLP to the Company for financial information systems design and implementation for fiscal 2000-2001.

     All Other Fees.  Fees for all other services rendered by
     --------------
PricewaterhouseCoopers LLP for fiscal 2000-2001, including audits of employee benefit plans and other special purpose attestation reports, financial due diligence services related to acquisitions, tax and actuarial compliance and consulting, and other services were $716,187 of which an aggregate amount of $575,576 has been billed through March 31, 2001. PricewaterhouseCoopers LLP is one of a number of tax and actuarial services providers used by the Company.

     The Audit Committee has determined that the provisions of services rendered above for (a) financial information systems design and implementation fees, and (b) all other fees, is compatible with maintaining PricewaterhouseCoopers LLP independence.


Compensation of Directors
-------------------------

     Non-employee directors receive:

     -    a retainer fee of $6,000 per quarter;
     -    $1,000 for each Board, committee and special meeting attended;
     - a retainer fee of $3,000 per year for acting as Chair of a Committee;
     - reimbursement for travel, lodging, and related expenses incurred in attending Board and committee meetings; and
     -    travel-accident and director and officer liability insurance.

     Directors who are officers of the Company do not receive any fees in addition to their remuneration as officers.

     Effective as of July 1, 2000, Directors of the Company who are not employees are eligible to participate in the 2000 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") which is authorized to grant non-qualified stock options through June 30, 2010, on up to 500,000 shares of the Company's common stock. These options are granted at one hundred percent of the fair market value on the date of the grant and will expire no later than ten years after the date they are granted and will terminate no later than three years after termination of director status for any reason other than death. Within 30 days after election or re-election to the Board, each director so elected or re-elected is automatically granted an option for that number of shares equal to the multiple of 6,000 and the number of years in the term to which such director has been so elected or re-elected.

In addition, the 2000 Plan provides for a one-time grant of 2,000 shares to those directors elected or re-elected in 1999 and 1,000 shares to those directors elected or re-elected in 1998. The Directors' Plan may be administered by the Board or by a committee of two or more directors of the Company if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended. The Board or any such committee shall have no authority to administer the Directors' Plan with respect to the selection of participants under the plan or the timing, pricing, or amounts of any grants.

     Prior to July 1, 2000, Directors of the Company who were not employees were eligible to participate in the 1994 Stock Option Plan for Non-Employee Directors (the "1994 Directors' Plan") which was authorized to grant non-qualified stock options through July 20, 2004, on up to 500,000 shares of the Company's common stock. These options were granted at one hundred percent of the fair market value on the date of the grant and will expire no later than ten years after the date they were granted and will terminate no later than three years after termination of director status for any reason other than death. Within 30 days after election or re-election to the Board, each director so elected or re-elected was automatically granted an option for that number of shares equal to the multiple of 5,000 and the number of years in the term to which such director had been so elected or re-elected. The Directors' Plan was administered by the Board or by a committee of two or more directors of the Company if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended. The Board or any such committee had no authority to administer the Directors' Plan with respect to the selection of participants under the plan or the timing, pricing, or amounts of any grants. The 1994 Directors' Plan was terminated at the end of June, 2000 and no additional grants have been made.

     The Board of Directors adopted the Modine Manufacturing Company Director Emeritus Retirement Plan (the "Director Emeritus Retirement Plan") whereby any person (non-employee) who is or becomes a director of Modine on or after April 1, 1992, and who retires from the Board will be paid a retirement benefit equal to the annualized rate at which directors are being paid for their services to the Company as directors (including Board meeting attendance fees but excluding any applicable committee attendance fees) as in effect at the time such director ceases his service as a director. The retirement benefit will continue until the period of time the retirement benefit paid equals the period of time of the director's Board services. If a director dies before or after retirement, his or her spouse or other beneficiary will receive the applicable retirement benefit. In the event of a change in control (as defined in the Plan) of Modine, each eligible director, or his or her spouse or other beneficiary entitled to receive a retirement benefit through him or her, would be entitled to receive a lump-sum payment equal to the present value of the total of all benefit payments which would otherwise be payable under the Director Emeritus Retirement Plan. The retirement benefit is not payable if the director directly or indirectly competes with the Company or if the director is convicted of fraud or a felony and such fraud or felony is determined by disinterested members of the Board of Directors to have damaged Modine.

     Effective July 1, 2000 the Director Emeritus Retirement Plan was frozen with no further benefits accruing under such Plan. All

Directors Emeriti having retired prior to July 1, 2000 will continue to receive the benefits called for and currently being paid pursuant to the Directors Emeritus Retirement Plan as if this current action had not been taken. All current Directors eligible for participation accrued pension benefits pursuant to the Director Emeritus Retirement Plan until July 1, 2000.


EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

     The following table sets forth compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at March 31, 2001, for services rendered to the Company and its subsidiaries during fiscal 2000-2001. Also included is salary, bonus, restricted common stock awards, and stock option information for fiscal years ended March 31, 2000, and March 31, 1999.

                      SUMMARY COMPENSATION TABLE
                                                             Annual Compensation (1)        Long-Term Compensaton
                                                             -----------------------    ---------------------------------
                                                                                        Restricted   Stock      All Other
   Year            Name         Principal Position             Salary        Bonus       Stock(2)   Options(3)  Comp.(4)
-------------------------------------------------------------------------------------------------------------------------
2000/2001     D. R. Johnson     President and Chief           $580,000     $ 53,200     $      0     35,000     $35,902
1999/2000                         Executive Officer            500,000      220,000      187,500     35,000      33,792
1998/1999                                                      452,500      321,275            0     30,000      34,734

2000/2001     D. B. Rayburn     Executive Vice President,     $355,000     $ 36,521     $      0     25,000     $21,250
1999/2000                         Operations                   305,000      111,833      125,000     25,000      20,137
1998/1999                       Executive Vice President,      262,000      155,017            0     20,000      20,100
                                  Original Equipment

2000/2001     E. T. Thomas*     Senior Vice President,
                                  & Chief Financial Officer   $263,500     $ 25,758     $      0     15,000     $15,843
1999/2000                       Group Vice President,          232,500       71,610       87,500     15,000      15,272
1998/1999                         Highway Products             140,000       88,200       49,406     25,000       7,845

2000/2001     C. R. Katzfey     Group Vice President          $235,000     $ 21,630     $      0     15,000     $14,027
1999/2000                       General Manager,               193,000       48,121       87,500     12,000      12,749
1998/1999                         Truck Division               171,542       69,017            0      8,000      12,053

2000/2001     W. E. Pavlick**   Senior Vice President,        $220,000     $ 53,255     $      0      8,000     $13,580
1999/2000                         General Counsel and          207,000       63,756            0      8,000      13,871
1998/1999                         Secretary                    198,500       98,655            0     11,000      15,339

     *E. T. Thomas joined Modine on August 3, 1998.
    **W. E. Pavlick retired effective April 1, 2001.

(1) Excludes "Other Annual Compensation" under Securities and Exchange Commission regulations since such does not exceed the lesser of $50,000 or 10% of each individual's combined salary and bonus.

(2) The total number of restricted shares and the aggregate market value at March 31, 2001, were: Mr. Johnson - 16,000 shares valued at $412,000; Mr. Rayburn - 9,700 shares valued at $249,775; Mr. Thomas - 4,000 shares valued at $103,000; Mr. Katzfey - 3,700 shares valued at $95,275; and Mr. Pavlick - 1,800 shares valued at $46,350. Dividends are paid on the restricted shares at the same time and the same rate as dividends paid to shareholders of unrestricted shares. Aggregate market value is based on a fair market value of $25.75 at March 31, 2001.

     The stock awarded pursuant to the 1996 through 1998 Stock Award Plans was granted to an employee at no cost and placed in escrow until the beginning of the third, fourth, fifth, sixth, and seventh years, respectively, at which time one-fifth of the shares are released to the employee. The awards granted pursuant to the 2000 Stock Award Plan are subject to restrictions that lapse annually in fifths over a period commencing at the end of the first year from the date of grant. In the event of retirement, the shares may, if authorized by the Officer Nomination and Compensation Committee of the Board, be released at an earlier date. In the event of a change-in-control, the share restrictions will lapse.

(3) The 1994 Incentive Compensation Plan authorized the Officer Nomination and Compensation Committee of the Board to grant stock options (incentive stock options and non-qualified stock options) and other stock-based rights through July 20, 2004, on up to 3,000,000 shares of the Company's common stock. Incentive stock options and non-qualified stock options granted are at one hundred percent of the fair market value on the date of the grant and will expire no later than ten years after the date of the grant. Grants pursuant to the Plan may be made to such officers or certain other employees as shall be determined by the Committee.

     Upon the exercise of the option, the optionee may pay the purchase price in cash, stock, optioned stock, or a combination thereof. The optionee may also satisfy any tax withholding obligation by using optioned stock. In the event of a sale, merger, consolidation, or other specified transaction involving the Company, the optionee will have the right to receive (regardless of whether or to what extent the option would then have been exercisable) the difference between the exercise price and the fair market value of the stock.

(4) Includes employer matching contributions to the Company Tax Saver (401(k)) Plan, Stock Purchase Plan, Executive Supplemental Stock Plan, and, since January 1, 1999, the Modine 401(k) Retirement Plan and the Modine Non-Qualified Deferred Compensation Plan. The Company has a program (the Executive Supplemental Stock Plan and, after January 1, 1999, the Modine Non-Qualified Deferred Compensation Plan) to pay, out of general assets, an amount substantially equal to the difference between the amount that would have been allocated to a participant's account as Company matching contributions, in the absence of legislation limiting such allocations, and the amount actually allocated under the plans. Payment of this amount and appreciation thereon is deferred until termination of service or retirement. Because the Company's contributions to the Executive Supplemental Retirement Plan and the Modine Non-Qualified Deferred Compensation Plan are actuarially based and are not allocated to the individual named executive officers' accounts until retirement, such contributions are not readily ascertainable and are not included in this column. See page 18 herein regarding the Pension Plan Table for additional information.

Officer Nomination and Compensation Committee Report on Executive
-----------------------------------------------------------------
Compensation
------------

     The Officer Nomination and Compensation Committee has provided the following report on Executive Compensation:


     Compensation Philosophy
     -----------------------

     The Company's executive compensation philosophy is designed to address the needs of the Company, its executives, and its shareholders.

     The specific factors underlying the Committee's decision with respect to compensation for each of the named executives for the last fiscal year are two-fold:

   1. The first factor is the ability to accomplish the Company's goal of preserving and enhancing the shareholders' investment over the long-term without bearing undue risk in the process. The
       Committee recognizes that there will be short-term fluctuations in the Company's business and is of the opinion that incentive compensation should be based primarily upon attainment of the Company's goals over a longer period of time. It is the Committee's intention to compensate its executive officers appropriately for superior performance; however, inherent in attaining the Company's goal is the premise that shareholder assets will not be wasted by the payment of excessive compensation.

   2. The second factor underlying the Committee's compensation decision is that achieving the foregoing Company goals can only be accomplished by the retention of competent, highly skilled people. Accordingly, the design of the compensation package must include sufficient tools to assure retention of key individuals.

     Numerous other criteria are considered in the compensation decision, including high ethical standards, concern for employees, regard for the environment, and commitment to the highest levels of product quality and customer service. Each of these criteria is an intrinsic part of attaining the Company's long-term goals.


     Total Annual Compensation
     -------------------------

     The Company's executive compensation program is composed of an annual cash component, consisting of salary and a bonus based on the financial performance of the Company, and a long-term incentive component, currently consisting of stock awards and stock options.

     For fiscal 2000-2001, the Company used a formula bonus program that does not commence payout until an after-tax return of 10% on shareholders' investment is earned. Thereafter, Company executives can earn a cash bonus that increases at a linear rate with Company earnings and is proportional with the executive's level of management responsibility, including the Chief Executive Officer ("CEO"), who could earn a cash bonus of up to 120% of his base salary (the maximum payout under the program). All other incentive awards are calculated as a job-slotted percentage of the CEO's percent of earned award. By so doing, the entire management team shares the risks and rewards of overall Company performance.

     For fiscal year 2000-2001, the Committee determined that several changes were appropriate, including base pay adjustments for certain named executive officers, to align compensation more closely with industry competitive compensation.


     Long-Term Compensation
     ----------------------

     To further align the Company's executives' interests with those of the shareholder, the Compensation Committee utilizes long-term based incentives in the form of stock options and stock awards. Individual stock option grants are determined based on a subjective assessment of individual performance, contribution, and potential. The stock options currently granted are at market value and are exercisable within ten years of date of grant. The options may be rescinded at any time up until two years after exercise should the individual be terminated for cause, compete in any way against the Company, not fully comply with applicable laws and government regulations, fail to maintain high ethical standards, or breach the Company's policies such as Guidelines for Business Conduct, Antitrust Compliance, or confidentiality of proprietary technology and information.

     The size of option grants is based upon many factors including
(1) Company and individual performance, (2) previous grants of stock options and stock awards, and (3) the competitive market for long-term incentive compensation. As all grants are made at fair market value, it should be noted that executives receive no value from stock options unless all shareholders see an increase in the value of their holdings. Stock options granted in January 2001 reflect each of these factors including the increased reliance on long-term incentives seen in the U.S. market.

     For the plan prior to 1998-99, stock awards were grants of Company stock to a limited number of top executives at no cost.
These awards vest only at the rate of 20% per year commencing at the end of the second year after grant, acting thereby as both a retention tool and involving the executive in a longer-term stake in the Company. Stock awards not previously vested are terminated should the executive cease to be employed by the Company for any reason other than normal retirement or a change of control of the Company.

     Beginning with the 1998-99 fiscal year and continuing for the 1999-2000 fiscal year, stock awards were provided on the basis of meeting specified targets and will vest 20% per year commencing at the end of the first year. Achievement is measured based on the fiscal year's performance of specified percentages of sales growth and earnings per share growth over the prior year's results. The sales growth and earnings per share growth achievements are calculated separately and carry equal weight. Target achievement for each element will earn half of the target awards so that full target awards are earned if both goals are achieved. Each element has a minimum, target, and maximum goal.

     For each fiscal year, the determination of the CEO's target shares was based on compensation data used to determine the CEO's base pay. The target stock award is set at the stock equivalent of a designated percentage (50%) of the CEO comparator group base pay. This amount is then divided by the stock price and rounded up to the nearest 500 share equivalent.

     At minimum achievement of the goal, the plan pays 50% of the target awards for that goal. At maximum achievement, the plan will pay 150% of the target awards for that goal. Participants other than the CEO receive awards based on a specified percentage of the CEO's awards. The sales and earnings growth for both fiscal years did not reach minimum achievement of the goals and, accordingly, no restricted stock was awarded. A similar stock award program has been set for fiscal year 2000-2001.

     Although performance goals were not achieved and no stock awards were therefore earned under the Plan, in keeping with the Company's executive retention philosophy, the Committee decided to provide discretionary stock awards similar to those used prior to 1998-99 (except that vesting commences at the end of the first year) to a limited number of key executives in January 2000. These awards were deemed necessary for retention purposes. No new stock awards were granted in 2000-2001.


     Chief Executive Officer Compensation
     ------------------------------------

     The Committee recognizes that effective management of the Company is a team effort, led by the CEO. The CEO and the named officers must possess the difficult-to-define qualities of leadership, ability to instill confidence in their actions, and the ability to inspire others to even greater effort. These qualities can only be determined through observation over a longer period of time and through the ultimate results attained. Accordingly, the CEO's and senior executive officers' team compensation decisions were not based solely on fiscal 2000-2001 annual financial results but were based on the compensation philosophy referenced above, on the Company's favorable return on shareholders' investment over the longer term and on the Committee's subjective assessment of the performance of the management team.


     Other Executive Officer Compensation
     ------------------------------------

     Since, as stated above, we believe that corporate management is a team effort, we also believe that it is appropriate for the CEO to select his team members and make a substantial contribution to the compensation decision for each of such team members. Accordingly, upon detailed consultation with the CEO, assessment of the experience, capabilities, and performance of each of the named executives toward attaining Company goals, and the policies and plans referenced above, compensation decisions were made. As a background for such decisions, the Compensation Committee reviewed several major compensation consultant data bases with respect to compensation. The compensation consultant data bases are large data bases of industrial companies that the Committee believes appropriately reflect the broad labor market for Modine executives. Within a range of acceptable total compensation for each individual, compensation is determined as described above.


     Compliance with Internal Revenue Code Section 162(m)
     ----------------------------------------------------

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over one million dollars paid to the Company's CEO and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee currently intends to structure its executive-compensation packages to meet these requirements.


     Compensation Committee Interlocks and Insider Participation
     -----------------------------------------------------------

     None of the Committee members is or has been a Company officer or employee. No Company executive officer currently serves on the compensation committee or any similar committee of another public company.

          G. L. Neale, Chair
          R. J. Doyle
          D. J. Kuester
          V. L. Martin
          M. T. Yonker

Performance Graph
-----------------

     The following graph shows the cumulative total shareholder return on the Company's common stock over the last five fiscal years as compared with the returns of the Standard & Poor's 500 Stock Index and the Nasdaq Industrials Stock Index (non-financial index). The Nasdaq Industrials Stock Index consists of approximately 3,000 industrial companies (including Modine), and includes a broad range of manufacturers. The Company believes, because of the diversity of its business, that comparison with this broader index is appropriate. The graph assumes $100 was invested on March 31, 1996, in the Company's common stock, the S&P 500 Stock Index, and the Nasdaq Industrials Stock Index and assumes reinvestment of dividends.

            COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Measurement Period
(Fiscal Year Covered         Modine         NASDAQ        S&P 500
--------------------         ------         ------        -------
Measurement Pt. 4/1/96         100            100           100

FYE 97                          95            108           120
FYE 98                         138            162           178
FYE 99                         114            226           211
FYE 00                         106            442           250
FYE 01                         113            165           195

Options Granted
---------------

     The following table sets forth information about stock option grants during the last fiscal year for the five executive officers named in the Summary Compensation Table.

                   OPTION GRANTS IN LAST FISCAL YEAR
                                                                          Potential Realizable
                                                                        Value at Assumed Annual
                                                                       Rates of Stock Appreciation -
                                    Individual Grants             Appreciation for Option Term(1)(2)(3)
                   --------------------------------------------   -------------------------------------
                             % of Total
                              Options
                   Options   Granted to   Exercise   Expiration
    Name           Granted   Employees     Price       Date        0%        5%              10%
---------------    -------   ----------   --------   ----------    --   ------------   --------------
D. R. Johnson      35,000     11.55%       $23.25     1/17/2011    $0   $    512,663   $    1,293,863

D. B. Rayburn      25,000      8.25%       $23.25     1/17/2011    $0   $    366,188   $      924,188

E. T. Thomas       15,000      4.95%       $23.25     1/17/2011    $0   $    219,713   $      554,513

C. R. Katzfey      15,000      4.95%       $23.25     1/17/2011    $0   $    219,713   $      554,513

W. E. Pavlick       8,000      2.64%       $23.25     1/17/2011    $0   $    117,180   $      295,740

All Optionees     303,000       100%       $23.25     1/17/2011    $0   $  4,438,193   $   11,201,153

All Shareholder       N/A        N/A          N/A           N/A    $0   $430,162,771   $1,085,648,897

(1) All options granted are immediately exercisable except within the first year of employment. Holders may use shares previously owned or received upon exercise of options to exercise options. The Company may accept shares to cover withholding or other employee taxes.

(2) The dollar amounts under these columns are the result of calculations at zero percent and at the five-percent and ten-percent rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(3) No gain to the optionee is possible without stock price appreciation, which will benefit all shareholders commensurately. A zero percent gain in stock price appreciation will result in zero dollars for the optionee.

Option Exercises and Fiscal Year-End Values
-------------------------------------------

     The following table sets forth information with respect to the five executive officers named in the Summary Compensation Table concerning the number of option exercises and value of options outstanding at the end of the last fiscal year.

            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR END OPTION VALUES
                                                                        Total Value of
                                                Total Number             Unexercised
                   Number of                   of Unexercised            In-the-Money
                    Shares                      Options Held            Options Held at
                  Acquired on     Value     at Fiscal Year End (1)    Fiscal Year End (1)
     Name          Exercise     Realized       Exercisable (2)          Exercisable (2)
--------------   ------------   ---------   -----------------------   -------------------
D. R. Johnson           0       $       0          245,000                  $282,500

D. B. Rayburn           0$              0          156,375                  $249,359

E. T. Thomas            0$              0           55,000                  $ 45,750

C. R. Katzfey           0$              0           63,605                  $ 57,565

W. E. Pavlick      20,395       $ 277,941           86,305                  $124,065

(1) All options granted are immediately exercisable except within the first year of employment.

(2) Granted at fair market value on the date of Grant. Total value of outstanding options is based on a fair market value of Company stock of $25.75 as of March 31, 2001.

Pension Plan Table
------------------

     The following table sets forth the estimated annual benefits payable upon retirement at normal retirement age for the years of service indicated under the Company's qualified and non-qualified defined benefit pension plan at the indicated remuneration levels (average of five years' earnings).

---------------------------------------------------------------------------
Average Annual               Representative Years of Service
  Earnings       15 Years    20 Years    25 Years    30 Years    35 Years
--------------   --------    --------    --------    --------    --------
 $125,000        $ 28,755    $ 38,340    $ 47,925    $ 57,510    $ 67,095
  200,000          47,599      63,465      79,331      95,197     111,064
  275,000          66,442      88,590     110,737     132,885     155,032
  350,000          85,286     113,715     142,144     170,572     199,001
  425,000         104,130     138,840     173,550     208,260     242,970
  500,000         122,974     163,965     204,956     245,947     286,939
  575,000         141,817     189,090     236,362     283,635     330,907
  650,000         160,661     214,215     267,769     321,322     374,876
  725,000         179,505     239,340     299,175     359,010     418,845
---------------------------------------------------------------------------

     The five executive officers named in the Summary Compensation Table participate on the same basis as other salaried employees in the non-contributory Modine Pension and Disability Plan for Salaried Employees. Because the Company's contributions to the plan are actuarially based on all eligible salaried employees and are not allocated to individual employee accounts, expenses for a specific person cannot readily be separately or individually calculated. Retirement benefits are based on an employee's earnings for the five highest consecutive of the last ten calendar years preceding retirement and on years of service. Applicable earnings include salary, bonuses, and any deferred amount under the Modine Tax Saver (401(k)) Plan or, since January 1, 1999, the Modine 401(k) Retirement Plan. They are approximately the same as cash compensation reported in the Summary Compensation Table, but on a calendar year rather than a fiscal year basis. A minimum of five years of service is required for eligibility. The principal benefit under the plan is a lifetime monthly benefit for the joint lives of participants and their spouses based on the employee's earnings and period of employment, and is not subject to offset by Social Security benefits. Employees can retire with unreduced early retirement benefits at age sixty-two or may be eligible for disability, deferred, or other early retirement benefits depending on age and years of service upon retirement or termination. In addition, an employee who has reached age sixty-two and who has accumulated thirty or more years of eligible service may request that the accrued benefit be paid immediately in a lump-sum amount, even if not retired at the time of election.

     Assuming continued employment until age sixty-five (sixty-seven in the case of Mr. Pavlick), the estimated credited years of service under the plan for Messrs. Johnson, Rayburn, Thomas, Katzfey, and Pavlick are twenty-eight, twenty-two, twenty-one, twenty-five , and twenty-two years, respectively.

     Pension benefits under the plan are subject to possible limitations imposed by the Employee Retirement Income Security Act of 1974 and subsequent amendments thereto. To the extent that an individual employee's retirement benefit exceeds these limits, the excess will be paid from general operating funds of the Company.

     Employees, including officers, may also qualify for long-term disability payments of approximately sixty percent of their base salary, up to a maximum of $15,000 per month, if they become disabled.


Employment Agreements, Termination and Change-of-Control Arrangements
---------------------------------------------------------------------

     The Company entered into an employment contract effective October 16, 1996, with Mr. D. R. Johnson covering his employment for a two-year term; the change-of-control provisions were amended May 20, 1999. The contract is automatically extended annually for an additional year so that the remaining contract term is between one and two years, unless notice is given by either party to the contrary.

In the event of a termination, the Company will pay, as liquidated damages, severance pay to Mr. Johnson an amount equal to his "Average Annual Earnings" during the remainder of the period of employment. "Average Annual Earnings" means the arithmetic average of annual compensation includable in Mr. Johnson's gross income in the five taxable years preceding the taxable year of termination. Mr. Johnson will continue to receive all employee benefits plus supplements to his retirement pension and 401(k) benefits designed to provide him with benefits that otherwise are reduced by statutory limitations on qualified benefit plans. In the event of disability, salary continuation is provided at a level of one hundred percent for the first twelve months and up to sixty percent thereafter with no maximum dollar amount.

     In the event of a "Change-in-Control," as defined in the Agreement, as amended, at any time during the 24 months after a change in control occurs, if Mr. Johnson is terminated without "Good Cause" or if Mr. Johnson terminates the Agreement, a 36-month "Severance Period" is triggered during which Mr. Johnson is entitled to receive an amount equal to three times the greater of:

     -    the sum of his base salary and target bonus; or
     - the sum of his five-year average base salary and five-year average actual bonus payable in a lump sum within 60 days after the date of termination of employment; and
     - an amount equal to the pro-rata portion of the target bonus for the calendar year in which his employment terminated; and
     - applicable benefits and credited service for pension purposes for the 36-month period.

     In the event of Mr. Johnson's death, such amounts will be payable to his estate. Any stock options or stock awards will immediately vest, or restrictions lapse, as the case may be, on the date of termination. In the event a change in control occurs, and if payments made to Mr. Johnson are subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, Mr. Johnson will be entitled to receive a lump-sum payment (the "Gross-up Payment"), sufficient to cover the full cost of such excise taxes and his federal, state and local income and employment taxes on the additional payment.

     Mr. D. B. Rayburn has a similar Change-in-Control Agreement on substantially the same terms and conditions as stated for Mr. Johnson. Mr. Rayburn's Agreement was entered into on May 20, 1999.

     As of February 26, 1997, the Company entered into change-in-control agreements (the "Change-in-Control Agreements") with the named executive officers (except Mr. Johnson and Mr. Rayburn and Mr. Thomas, whose agreement is dated August 7, 1998) and certain other key employees.

     The Change-in-Control Agreements were amended and restated May 20, 1999. In the event of a "Change-in-Control," as defined in the Agreements, as amended and restated, certain key executives (including the named executive officers other than Mr. Johnson and Mr. Rayburn), if terminated by the Company for any reason other than "Good Cause," or if terminated by the executive for "Good Reason" within 24-months after the change in control occurs, or if terminated by the executive for any reason during the 13th month after the change in control, will trigger a 24-month "Severance Period" during which the executive is entitled to receive an amount equal to two times the greater of:

     -    the sum of his base salary and target bonus; or
     - the sum of his five-year average base salary and five-year average actual bonus payable in a lump sum within 60 days after the date of termination of employment; and

     - an amount equal to the pro-rata portion of the target bonus for the calendar year in which his employment terminated; and
     - applicable benefits and credited service for pension purposes for the 24-month period.

     In the event of the executive's death, such amounts will be payable to his estate. Any stock option or stock awards will immediately vest, or restrictions lapse, as the case may be, on the date of termination. In the event a change in control occurs, and if payments made to the executive are subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, the executive will be entitled to receive a lump-sum payment (the "Gross-up Payment"), sufficient to cover the full cost of such excise taxes and the executive's federal, state, and local income and employment taxes on the additional payment.

     Mr. W. E. Pavlick retired effective April 1, 2001 and entered into
a consulting agreement with the Company on that date.   Mr. Pavlick
will provide up to 1,000 hours of assistance in the worldwide prosecution of the Company's Parallel Flow ("PF") patent applications, litigation, and licensing related to PF patent matters. The term of the consulting agreement is for a period of one year, renewable upon mutual agreement of the parties, at an annual rate of $110,000 plus reasonable and necessary expenses.


TRANSACTIONS

     In the regular course of business since April 1, 2000, the Company has had transactions with corporations or other firms of which certain non-employee directors are executive officers or otherwise principally involved. Such transactions were in the ordinary course of business and at competitive prices and terms. The Company does not consider the amounts involved to be material. The Company anticipates that similar transactions will occur in fiscal year 2001-2002.


OTHER INFORMATION

Independent Accountants
-----------------------

     PricewaterhouseCoopers LLP have been the independent certified public accountants since 1935 and were selected as the Company's auditors for the fiscal year ended March 31, 2001. They are appointed by the Board of Directors of the Company and report to the Audit Committee. A representative of PricewaterhouseCoopers LLP will not be attending the 2001 Annual Meeting of Shareholders.


Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors, and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the period April 1, 2000, to March 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors, and greater-than-ten-percent beneficial owners were complied with.


ADDITIONAL MATTERS

     The Board of Directors is not aware of any other matters that will be presented for action at the 2001 annual meeting. Should any additional matters come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.


SHAREHOLDER PROPOSALS FOR 2002

     If a shareholder wishes to present a proposal for consideration at next year's Annual Meeting of Shareholders, such proposal must be received at Modine's offices on or before February 8, 2002.


ANNUAL REPORT

     The Annual Report of the Company, including financial statements for the fiscal year ended March 31, 2001, is enclosed.



                                             D. R. ZAKOS, Secretary

                               APPENDIX

                    MODINE AUDIT COMMITTEE CHARTER
                    ------------------------------

1. This Charter provides guidelines outlining the Committee's composition, duties and responsibilities and shall be reviewed periodically and updated as required.

2. The Audit Committee of the Board of Directors shall consist of at least 3 persons who shall be members of the Board and outside directors of the Company.

     a. The Chairman and other audit committee members shall be designated by the Board of Directors and/or a nominating committee of the Board of Directors:

          (i)    The Audit Committee shall comprise solely
                 Directors independent of Management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member.

          (ii) Each Committee member shall be financially literate or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

          (iii) At least one member of the Audit Committee shall have accounting or related financial management expertise.

     b. The Committee may adopt such regulations as it deems desirable for the conduct of its affairs.

     c. All decisions of the Committee shall be made by majority vote.

     d. The Committee shall appoint a secretary who shall keep a record of all meetings and shall send a copy thereof to each director.

3. The Committee shall have authority to discharge their responsibilities and have access to adequate resources for such purpose.

     a. The Committee shall have direct access to the internal audit department and to the Company's independent auditors.

     b. The Committee shall have authority to retain special counsel or other experts.

     c. The Committee shall be able to investigate suspected improprieties.

4. The Committee shall evaluate whether Management is setting the appropriate tone at the top by communicating the importance of internal control and insuring that all individuals posses an understanding of their roles and responsibilities.

5.   The Committee shall be overseers of the Company's internal controls.

     a. The Committee shall recommend the selection of the independent auditors.

     b. The Committee shall review the audit plan and the proposed audit scope.

     c. The Committee shall review the results of the annual audit as well as the interim financial statements.

     d. The Committee shall review the scope of the internal auditors responsibilities, the effectiveness of the internal auditing procedures, and any change in their role or function.

     e. The Committee shall review the adequacy of the internal accounting controls.

     f. The Committee shall review and approve all services and fees by the independent auditors and their effect on the auditors independence.

     g. The Committee shall review any proposed significant changes in accounting or financial reporting practices and other significant unusual events.

     h. The Committee shall review the Company's required periodic financial statements and regulatory reports and the procedures insuring that such are reviewed by the Company's external auditor.

6. The Committee shall annually review management's program to monitor compliance with the Company's Code of Conduct.

     a. The Committee shall review any suggested changes in the Company's Code of Conduct.

     b. The Committee shall review the scope of those executing the Company's Code of Conduct and the timing of such execution.

                                     APPENDIX
[Modine logo]

   Annual Meeting of Shareholders
      Wednesday, July 18, 2001
            9:30 a.m. CDT                   Modine shareholders can build
                                            their investments in Modine
                                            through a no-cost plan for
                                            automatically reinvesting
                                            dividends and making additional
                                            cash purchases of Modine stock.
    Modine Manufacturing Company            Systematic investments can be
                                            established for your account by
         1500 DeKoven Avenue                authorizing direct deductions
                                            from your bank account on a
    Racine, Wisconsin  53403-2552           monthly basis.  To receive
                                            material and enrollment
                                            information, call 800-813-3324.
                                            The Modine Manufacturing Company
                                            Dividend Reinvestment and
                                            Direct Stock Purchase Plan is
                                            administered by the company's
                                            transfer agent, Wells Fargo
                                            Shareowner Services,
                                            800-468-9716.


[Modine logo]

           Modine Manufacturing Company
           1500 DeKoven Avenue, Racine, Wisconsin  53403-2552        proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints D. R. Johnson and D. R. Zakos, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Modine Manufacturing Company to be held at the corporate offices of Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552 on the 18th day of July, 2001 at 9:30 a.m. CDT, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed with respect to the proposals as set forth in the Proxy Statement. The Board of Directors does not know of any other business that may be presented for consideration at the Annual Meeting. If any other business should properly come before the Meeting, the shares represented by the proxies and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The tabulator cannot vote your shares unless you sign, date and return this proxy card or vote by telephone.

          IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD
          --------------------------------------------------------

                              See Reverse Side

                                                 -------------------
Dear Shareholder:                               /COMPANY #         /
                                                /CONTROL #        /
                                                ------------------
Modine Manufacturing Company encourages you to take advantage of a new and convenient way by which you can vote your shares. You can vote your shares by telephone. This eliminates the need to return the proxy card.

To vote your shares by telephone you must use the control number printed in the box at the top of this page. The series of numbers that appear in the box above must be used to access the system.

To vote over the telephone:
 - On a touch-tone telephone------call 1-800-240-6326------24 hours a day, 7 days a week, until 12:00 p.m. on July 17, 2001.
 - You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
 -   Follow the simple instructions the Voice provides you.

Your electronic vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

             Modine Manufacturing Company 401(k) Retirement Plan
           Voting Instructions to Trustee Marshall & Ilsley Trust
              Company for the Annual Meeting of Shareholders
As a participant in the Modine Manufacturing Company 401(k) Plan, you have the right to give instructions to the Plan Trustee as to the voting of certain shares of Modine Manufacturing Company Common Stock allocated to your account at the Annual Meeting of Shareholders or at any and all adjournments or postponements of the Annual Meeting. In this regard, please indicate your voting choices on this card, sign and date it, and return this card promptly in the enclosed postage prepaid envelope or vote by phone. If your instructions are not received at least five days prior to the Annual Meeting, or if you do not respond, shares held in your account for which a proxy is not received will be voted by the Trustee in its own discretion and in accordance with ERISA.

            Modine Manufacturing Company Contributory Employee
                  Stock Ownership and Investment Plan
          Voting Instructions to Trustee Marshall & Ilsley Trust
             Company for the Annual Meeting of Shareholders
As a participant in the Modine Manufacturing Company Contributory Employee Stock Ownership and Investment Plan, you have the right to vote certain shares of Modine Manufacturing Company Common Stock allocated to your account at the Annual Meeting or at any and all adjournments or postponements of the Annual Meeting. In this regard, please indicate your voting choices on this card, sign and date it, and return this card promptly in the enclosed postage prepaid envelope or vote by phone. If you do not respond, shares held in your account for which a proxy is not received will be voted by the Trustee in the same proportion as votes actually cast by plan participants.

            Modine Subsidiaries 401(k) Defined Contribution Plan
  Voting Instructions to Trustee New York Life Trust Company for the Annual
                           Meeting of Shareholders
As a participant in the Modine Subsidiaries 401(k) Defined Contribution Plan, you have the right to vote certain shares of Modine Manufacturing Company Common Stock allocated to your account at the Annual Meeting or at any and all adjournments or postponements of the Annual Meeting. In this regard, please indicate your voting choices on this card, sign and date it, and return this card promptly in the enclosed postage prepaid envelope or vote by phone. If you sign without otherwise marking the proxy, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting. For this meeting, the extent of New York Life Trust Company's authority to vote your securities in the absence of your instructions, as directed by the Administrative Fiduciary, is that securities for which no voting instructions have been given shall be voted in the same proportion as the vote of proxies returned.

                              PLEASE FOLD HERE

             The Board of Directors Recommends a Vote FOR Item 1
1.  Election      01 Donald R. Johnson   / / Vote FOR all nominees     / /  WITHHOLD
    of Directors  02 Gary L. Neale           listed (except as marked       Authority
                  03 Richard J. Doyle        contrary below)
                                                                           ---------------
(Instructions:  To withhold authority to vote for any indicated nominee,   /              /
write the number(s) of the nominee(s) in the box provided to the right.)   /              /
                                                                           ---------------

  * NOTE * To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box  /  /
Indicate changes below:
                                       Date                            , 2001
                                            ---------------------------



                                        -------------------------------------
                                       /                                    /
                                       /                                    /
                                       --------------------------------------
                                       Signature(s) in Box
                                       Please sign exactly as your name(s)
                                       appear on Proxy. If held in joint
                                       tenancy, all persons must sign.
                                       Trustees, administrators, etc.,
                                       should include title and authority.
                                       Corporations should provide full
                                       name of corporation and title of
                                       authorized officer signing the proxy.